Exhibit 1.A.(8)(l)(i)

AMENDMENT TO

PARTICIPATION AGREEMENT

AMONG

SECURITY LIFE OF DENVER INSURANCE COMPANY,

THE GCG TRUST,

AND

DIRECTED SERVICES, INC.

     THIS AGREEMENT is made this 29th day of December, 2001, by and among THE GCG TRUST (the "Trust"), a management investment company and business trust organized under the laws of the Commonwealth of Massachusetts, DIRECTED SERVICES, INC. (the "Adviser" and "Distributor"), a corporation organized under the laws of the State of New York and SOUTHLAND LIFE INSURANCE COMPANY, a life insurance company organized under the laws of the State of Texas (the "Company"), on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A, as may be amended from time to time (the "Accounts").

     WHEREAS, the Parties executed a participation agreement dated December 11, 2000 (the "Participation Agreement"), governing how shares of the Trust's portfolios are to be made available to certain variable life insurance and/or variable annuity contracts (the "Contracts") offered by the Company through certain separate accounts (the "Separate Accounts");

     WHEREAS, the Parties have agreed that it is in their interests to add an additional Contract to be purchased by the Separate Accounts;

     WHEREAS, the Parties desire to amend the Participation Agreement in the manner set forth here;

     NOW THEREFORE, in consideration of their mutual promises, the Company and the Trust agree as follows:

  The Participation Agreement is hereby amended by substituting for the current Schedule A in the form attached hereto which lists the Contracts funded by the Separate Accounts.

Executed this 29th day of December, 2001.

SOUTHLAND LIFE INSURANCE COMPANY:

By:	James L. Livingston, Jr.
Title:	Executive Vice President
Date:	December 11, 2000

THE GCG TRUST:

By:	Myles Tashman
Title:	Secretary
Date:	December 29, 2000

DIRECTED SERVICES, INC.:

By:	Myles Tashman
Title:	Executive Vice President
Date:	December 29, 2000

SCHEDULE A
SOUTHLAND LIFE INSURANCE COMPANY
CONTRACTS AND SEPARATE ACCOUNT(S)

SEPARATE ACCOUNT(S):

     Southland Separate Account L1

CONTRACT(S):

     Future Dimensions
     Variable Universal Life

     Survivor Dimensions
     Variable Universal Life

     Market Dimensions
     Variable Universal Life

     Single Premium Product